SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2009
Date of Report (Date of earliest event reported)

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-11244 (Commission File Number)	35-1547518 (IRS Employer Identification Number)

711 Main Street Box 810 Jasper, Indiana (Address of principal executive offices)	47546 (Zip Code)

Registrant's telephone number, including area code:  (812) 482-1314

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On July 27, 2009, German American Bancorp, Inc. (the "Company" or "German American"), issued a press release announcing its results for the three month and six month periods ended June 30, 2009, and making other disclosures.  The press release (including the accompanying unaudited consolidated financial statements as of and for the three and six months ended June 30, 2009, and other financial data) is furnished herewith as Exhibit 99 and is incorporated herein by reference.

The information incorporated by reference herein from Exhibit 99 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2009, German American Bancorp, Inc., amended and again restated its Restated Bylaws by action of its Board of Directors.

The principal change made by the Restated Bylaws, as further amended and restated effective July 27, 2009, was to elect not to be governed by certain changes to the Indiana Business Corporation Law ("IBCL") that were made effective July 1, 2009 (for those companies not electing to opt out of such changes) that had the effect of requiring publicly held corporations incorporated under the IBCL to classify their boards of directors into multiple groups, each elected in different years for multi-year terms. While the Company presently  has such a classified board structure and no change was made to that board structure by the Restated Bylaws, the Company's Board of Directors presently believes that maintaining corporate flexibility is advantageous.  Accordingly, by Section 2.2 of the Restated Bylaws, the Corporation has elected not to be governed by such provisions, subject to the Corporation's reserved right to rescind that bylaw provision and make the IBCL's requirements of a classified board applicable to it at a later date.

The Restated Bylaws reflect amendments from the prior Restated Bylaws in the following additional respects:

•
changing the methods of delivering notices of meetings of shareholders pursuant to Sections 1.3 to expressly authorize the Corporation to use a "householding" procedure to cut its costs when mailing to multiple shareholders who share a common address, subject to certain conditions;

•
reorganizing the substantive content found in prior Sections 2.1 and 2.2 of Article II (Directors) by subdividing those two sections into four sections, redesignated as Sections 2.1 through 2.4, for improved readability without any intended substantive change (other than the opt out of the statutory classified board requirement reflected by the last sentence of new Section 2.2 as described above);

•
changing the methods of delivering notices of annual, regular and special meetings of the Corporation's Board of Directors (if required) pursuant to Sections 2.5 and 2.6 of the Restated Bylaws (former Sections 2.3 and 2.4) in accordance with changes to the IBCL recognizing modern electronic communication methods and to reflect changes in the Board's practices in these regards;

•
changing the officer structure of the Corporation as defined by Article III, which changes define the separate roles of the Chairman of the Board and of the Chief Executive Officer in corporate governance (if those two offices should in the future cease to be held by the same individual), and making related conforming changes throughout the new Restated Bylaws to eliminate the former references to the former combined officer position of President and Chief Executive Officer; and

•
providing a new rule in Section 10.1 that states that words used in the Restated Bylaws that are not otherwise defined but that are defined by the IBCL shall, unless the context otherwise requires, have the meanings set forth in the IBCL.

The text of the Restated Bylaws of German American Bancorp, Inc., including the July 27, 2009, amendments, is set forth in Exhibit 3 to this report, which exhibit is incorporated herein by reference.

Item 8.01.  Other Events.

As announced in the press release that is furnished as Exhibit 99 to this report, the Company's Board of Directors has declared a cash dividend of $0.14 per share which will be payable on August 20, 2009 to shareholders of record as of August 10, 2009.

Mark A. Schroeder has been appointed by the Board of Directors to the offices of Chairman of the Board and Chief Executive Officer.   Previously, Mr. Schroeder held the office of President and Chief Executive Officer.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

3	Restated Bylaws of German American Bancorp, Inc., as amended and restated July 27, 2009.

99
Press release dated July 27, 2009.  This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

By:	/s/ Mark A. Schroeder
Mark A. Schroeder, Chairman of the Board and Chief Executive Officer

Dated:  July 31, 2009

EXHIBIT INDEX

3	Restated Bylaws of German American Bancorp, Inc., as amended and restated July 27, 2009.

99
Press release dated July 27, 2009.  This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.